Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for Three Months Ended September 30, 2012

Total net inflows of $11.7 billion
Strong, long-term investment performance
Total shareholder return of capital of $117.8 million

Atlanta, November 1, 2012 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended September 30, 2012.

"Invesco's continued focus on providing strong, long-term investment performance to our clients contributed to total net inflows of $11.7 billion for the quarter, one of the strongest quarterly net flows results in our history,” said Martin L. Flanagan, president and CEO.  “Net revenues increased by 3.2% to $735 million in the third quarter as net revenue yield improved and assets under management rose, ending the quarter at $683 billion.”

	Q3-12		Q2-12		Q3-12 vs. Q2-12	Q3-11		Q3-12 vs. Q3-11
Adjusted Financial Measures(1)
Net revenues	$734.7	m	$712.1	m	3.2%	$706.1	m	4.1%
Operating income	$250.4	m	$249.0	m	0.6%	$255.7	m	(2.1)%
Operating margin	34.1%		35.0%			36.2%
Net income attributable to common shareholders	$188.4	m	$184.7	m	2.0%	$192.3	m	(2.0)%
Diluted EPS	$0.42		$0.41		2.4%	$0.42		—%

U.S. GAAP Financial Measures
Operating revenues	$1,041.4	m	$1,009.0	m	3.2%	$997.8	m	4.4%
Operating income	$216.0	m	$202.9	m	6.5%	$227.8	m	(5.2)%
Operating margin	20.7%		20.1%			22.8%
Net income attributable to common shareholders	$170.6	m	$153.9	m	10.9%	$166.9	m	2.2%
Diluted EPS	$0.38		$0.34		11.8%	$0.36		5.6%

Assets Under Management
Ending AUM	$683.0	bn	$646.6	bn	5.6%	$598.4	bn	14.1%
Average AUM	$667.9	bn	$651.2	bn	2.6%	$632.7	bn	5.6%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 7 through 12 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 19 for other important disclosures.

Assets Under Management

Total assets under management (AUM) at September 30, 2012, were $683.0 billion (June 30, 2012: $646.6 billion), an increase of $36.4 billion during the third quarter. Total net inflows were $11.7 billion for the third quarter as detailed below:

Summary of net flows (in billions)	Q3-12	Q2-12	Q3-11
Active	$3.6	($3.2)	$0.6
Passive	5.8	(1.7)	2.7
Long-term net flows	9.4	(4.9)	3.3
Money market	2.3	(3.4)	(1.1)
Total net flows	$11.7	($8.3)	$2.2

Net market gains led to a $22.1 billion increase in AUM during the third quarter, compared to a $15.5 billion decrease in the second quarter 2012. The third quarter included a previously disclosed disposition of $1.7 billion of AUM related to certain European collateralized loan obligation products (CLOs). Foreign exchange rate movements led to a $4.3 billion increase in AUM during the third quarter, compared to a $2.4 billion decrease in the second quarter 2012.

Average AUM during the third quarter were $667.9 billion, compared to $651.2 billion for the second quarter 2012, a 2.6% increase. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings, as described more fully in the Form 10-K for the year ended December 31, 2011, provides further transparency into the business and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting.

Non-GAAP Earnings

This section discusses the company's third quarter 2012 compared to the second quarter 2012 non-GAAP financial results. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 7 through 12 of this release.

Net revenues increased by $22.6 million (3.2%) to $734.7 million in the third quarter from $712.1 million in the second quarter 2012. The change was principally due to increases in investment management fees and service and distribution fees as a result of higher average AUM and an improved net revenue yield. These increases were partly offset by reduced performance fee revenues. Foreign exchange rate changes increased third quarter net revenues by $3.2 million when compared to the second quarter 2012.

Investment management fees, as adjusted, increased $37.8 million (4.7%) to $839.9 million in the third quarter from $802.1 million in the second quarter 2012. The increase is in line with the higher average AUM. Foreign exchange rate changes increased third quarter management fees by $4.3 million when compared to second quarter 2012.

Service and distribution fees, as adjusted, increased $9.0 million (4.8%) to $196.1 million in the third quarter from $187.1 million in the second quarter 2012, also reflecting the higher average AUM. Foreign exchange rate changes increased third quarter service and distribution fees by $0.4 million when compared to second quarter 2012.

Performance fees, as adjusted, were $3.4 million in the third quarter compared to $15.5 million in the second quarter 2012. Other revenues, as adjusted, decreased by $1.6 million (6.2%) in the third quarter to $24.4 million, compared to $26.0 million in the second quarter 2012, principally due to lower transaction fees from real estate fund activities.

Third-party distribution, service and advisory expenses, as adjusted, were $329.1 million in the third quarter compared to $318.6 million in the second quarter 2012, increasing in line with higher management fees and service and distribution fees. Foreign exchange rate changes increased the third quarter third-party distribution, services and advisory expenses by $1.7 million.

Total operating expenses, as adjusted, increased by $21.2 million (4.6%) to $484.3 million in the third quarter from $463.1 million in the second quarter 2012 primarily due to increased employee compensation expenses. Foreign exchange rate changes increased operating expenses, as adjusted, by $1.8 million when compared to the second quarter 2012.

Employee compensation expenses, as adjusted, increased by $21.2 million (6.9%) to $327.7 million in the third quarter from $306.5 million in the second quarter 2012. The increase in the third quarter includes $12.0 million of additional variable compensation stemming from strong investment performance. This adjustment to year end award estimates includes $8.0 million that can be attributed to the first half of 2012, and $4.0 million attributable to the third quarter. In addition, compensation expenses in the third quarter included increased commissions driven by strong sales and flows, and increases in medical insurance and relocation costs. Foreign exchange rate changes increased third quarter employee compensation expenses by $1.5 million when compared to the second quarter 2012.

Marketing expenses, as adjusted, decreased by $0.3 million (1.1%) to $26.5 million in the third quarter from $26.8 million in the second quarter 2012 . Foreign exchange rate changes increased third quarter marketing expenses by $0.1 million when compared to the second quarter 2012.

Property, office and technology expenses, as adjusted, increased $1.5 million (2.2%) to $69.3 million in the third quarter from $67.8 million in the second quarter 2012. The third quarter included increases in technology expenses associated with continued investment in fixed income trading, portfolio management and risk reporting systems. These increases were partly offset by reduced rent; the second quarter included a $1.7 million rent exit charge on leased space. Foreign exchange rate changes increased third quarter property, office and technology expenses by $0.2 million when compared to the second quarter 2012.

General and administrative expenses, as adjusted, decreased $1.2 million (1.9%) to $60.8 million in the third quarter from $62.0 million in the second quarter 2012. Foreign exchange rate changes had no significant impact on third quarter general and administrative expenses when compared to the second quarter 2012.

Non-operating other income and expenses, as adjusted, included equity in earnings from partnership investments of $1.6 million in the third quarter compared to $5.5 million in the second quarter 2012. Other gains and losses, net in the third quarter were $9.5 million reflecting realized gains on a variety of equity interests, compared to a second quarter loss of $1.7 million. The effective tax rate increased to 25.8% for the third quarter from 24.5% for the second quarter 2012.

U.S. GAAP Earnings

Operating revenues increased 3.2% to $1,041.4 million in the third quarter from $1,009.0 million in the second quarter 2012. Operating expenses increased by 2.4% to $825.4 million in the third quarter from $806.1 million in the second quarter 2012.

Operating expenses included $3.0 million of transaction and integration charges incurred in the third quarter relating to the remaining closed-end fund merger expenses associated with the 2010 acquisition of Morgan Stanley's retail asset management business, including Van Kampen Investments. Transaction and integration charges were $1.1 million in the second quarter 2012. Operating expenses also included $4.0 million of European infrastructure transformational initiative expenses for the third quarter compared to $5.8 million for the second quarter.

Other gains and losses, net included a $8.3 million gain on the previously announced sale of certain European CLO management contracts.

The effective tax rate, excluding noncontrolling interests, increased to 30.3% for the third quarter from 28.8% for the second quarter 2012.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting both a U.S. GAAP balance sheet and a balance sheet excluding consolidated investment products, along with a U.S. GAAP statement of cash flows and a statement of cash flows excluding consolidated investment products in this release. The financial statements excluding consolidated investment products are non-GAAP presentations. Balance sheet and cash flow statements before and after the consolidation of investment products are reconciled on pages 15 and 18, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and statement of cash flows provide a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of consolidated investment products within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be far more indebted than is the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding Consolidated Investment Products (CIP) (Non-GAAP)(1)		Including Consolidated Investment Products (CIP) (U.S. GAAP)
	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
$ in millions
Cash and cash equivalents	$880.1	$727.4	$880.1	$727.4
Investments of CIP	—	—	4,717.9	6,629.0
Total assets(1)	$12,647.7	$12,329.2	$17,861.0	$19,347.0

Current maturities of total debt	$333.5	$215.1	$333.5	$215.1
Long-term debt	951.6	1,069.6	951.6	1,069.6
Long-term debt of CIP	—	—	3,855.0	5,512.9
Total debt / Total debt plus CIP debt	$1,285.1	$1,284.7	$5,140.1	$6,797.6

Total liabilities(1)	$4,487.6	$4,541.0	$8,663.6	$10,209.4

Total equity(1)	$8,160.1	$7,788.2	$9,197.4	$9,137.6

Debt/Equity % (1) (2)	15.7%	16.5%	55.9%	74.4%

(1)
The balance sheet line items excluding consolidated investment products are non-GAAP financial measures. See the reconciliation information on page 15 for a fully expanded balance sheet before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as total debt divided by total equity for the balance sheet excluding CIP and total debt plus long-term debt of CIP divided by equity for the balance sheet including CIP.

As of September 30, 2012, the company's cash and cash equivalents were $880.1 million with total debt of $1,285.1 million. The credit facility balance was $754.5 million at September 30, 2012, compared to $811.0 million at June 30, 2012 and $539.0 million at December 31, 2011.

During the third quarter, the company repurchased $40.0 million of its stock, representing 1.8 million shares at a weighted average share price of $22.16, bringing the total September 30, 2012 year-to-date stock repurchases to $190.0 million.

Dividends paid in the third quarter were $77.8 million bringing the total September 30, 2012 year-to-date cash dividends to $211.5 million. Today the company is announcing a third-quarter cash dividend of 17.25 cents per share to holders of common shares. The dividend is payable on December 7, 2012, to shareholders of record at the close of business on November 19, 2012.

Headcount

As of September 30, 2012, the company had 6,101 employees, compared to 6,141 employees as of June 30, 2012.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Thursday, November 1, 2012, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers and 0800-279-9630 for U.K. callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Thursday, November 15, 2012 at 5:00 p.m. ET by calling 1-888-562-7628 for U.S. and Canadian callers or 1-402-220-6505 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC's Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q3-12	Q2-12	% Change	Q3-11	% Change
Adjusted revenues
Investment management fees	$839.9	$802.1	4.7%	$804.1	4.5%
Service and distribution fees	196.1	187.1	4.8%	189.1	3.7%
Performance fees	3.4	15.5	(78.1)%	3.0	13.3%
Other	24.4	26.0	(6.2)%	26.7	(8.6)%
Third-party distribution, service and advisory	(329.1)	(318.6)	3.3%	(316.8)	3.9%
Net revenues	734.7	712.1	3.2%	706.1	4.1%

Adjusted operating expenses
Employee compensation	327.7	306.5	6.9%	306.3	7.0%
Marketing	26.5	26.8	(1.1)%	24.4	8.6%
Property, office and technology	69.3	67.8	2.2%	62.8	10.4%
General and administrative	60.8	62.0	(1.9)%	56.9	6.9%
Total adjusted operating expenses	484.3	463.1	4.6%	450.4	7.5%

Adjusted operating income	250.4	249.0	0.6%	255.7	(2.1)%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	1.6	5.5	(70.9)%	3.0	(46.7)%
Interest and dividend income	5.0	5.2	(3.8)%	4.5	11.1%
Interest expense	(12.6)	(13.4)	(6.0)%	(15.3)	(17.6)%
Other gains and losses, net	9.5	(1.7)	N/A	0.3	N/A
Adjusted income before income taxes	253.9	244.6	3.8%	248.2	2.3%
Adjusted income tax provision	(65.5)	(59.9)	9.3%	(55.9)	17.2%
Adjusted net income	188.4	184.7	2.0%	192.3	(2.0)%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	—	—	N/A	—	N/A
Adjusted net income attributable to common shareholders	$188.4	$184.7	2.0%	$192.3	(2.0)%

Adjusted diluted EPS	$0.42	$0.41	2.4%	$0.42	—%

Average diluted shares outstanding	452.8	455.3	(0.5)%	461.0	(1.8)%

Ending Headcount	6,101	6,141	(0.7)%	6,192	(1.5)%

Ending AUM (in billions)	$683.0	$646.6	5.6%	$598.4	14.1%

Average AUM (in billions)	$667.9	$651.2	2.6%	$632.7	5.6%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-12	Q2-12	% Change	Q3-11	% Change
Operating revenues
Investment management fees	$818.0	$780.6	4.8%	$779.5	4.9%
Service and distribution fees	196.1	187.1	4.8%	189.1	3.7%
Performance fees	3.0	15.4	(80.5)%	2.6	15.4%
Other	24.3	25.9	(6.2)%	26.6	(8.6)%
Total operating revenues	1,041.4	1,009.0	3.2%	997.8	4.4%

Operating expenses
Employee compensation	330.9	304.6	8.6%	305.5	8.3%
Third-party distribution, service and advisory	327.2	316.6	3.3%	314.4	4.1%
Marketing	26.4	26.6	(0.8)%	13.1	101.5%
Property, office and technology	69.1	68.5	0.9%	62.7	10.2%
General and administrative	68.8	88.7	(22.4)%	69.6	(1.1)%
Transaction and integration	3.0	1.1	172.7%	4.7	(36.2)%
Total operating expenses	825.4	806.1	2.4%	770.0	7.2%

Operating income	216.0	202.9	6.5%	227.8	(5.2)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	5.2	6.9	(24.6)%	8.1	(35.8)%
Interest and dividend income	2.5	2.2	13.6%	3.8	(34.2)%
Interest income of consolidated investment products	68.7	68.7	—%	79.6	(13.7)%
Other gains/(losses) of consolidated investment products, net	(25.2)	77.2	N/A	(93.1)	(72.9)%
Interest expense	(12.6)	(13.4)	(6.0)%	(15.3)	(17.6)%
Interest expense of consolidated investment products	(41.9)	(46.9)	(10.7)%	(48.7)	(14.0)%
Other gains and losses, net	18.4	(7.7)	N/A	(19.7)	N/A
Income before income taxes	231.1	289.9	(20.3)%	142.5	62.2%
Income tax provision	(74.2)	(62.3)	19.1%	(59.1)	25.5%
Net income	156.9	227.6	(31.1)%	83.4	88.1%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	13.7	(73.7)	N/A	83.5	(83.6)%
Net income attributable to common shareholders	$170.6	$153.9	10.9%	$166.9	2.2%

Earnings per share:
---basic	$0.38	$0.34	11.8%	$0.36	5.6%
---diluted	$0.38	$0.34	11.8%	$0.36	5.6%

Average shares outstanding:
---basic	451.3	453.8	(0.6)%	459.5	(1.8)%
---diluted	452.8	455.3	(0.5)%	461.0	(1.8)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Nine months ended September 30,
	2012	2011	% Change
Operating revenues
Investment management fees	$2,390.0	$2,390.9	—%
Service and distribution fees	572.2	599.2	(4.5)%
Performance fees	38.9	14.0	177.9%
Other	83.0	91.0	(8.8)%
Total operating revenues	3,084.1	3,095.1	(0.4)%

Operating expenses
Employee compensation	954.0	929.7	2.6%
Third-party distribution, service and advisory	960.9	980.7	(2.0)%
Marketing	79.7	64.9	22.8%
Property, office and technology	204.4	188.6	8.4%
General and administrative	230.8	220.8	4.5%
Transaction and integration	5.6	23.9	(76.6)%
Total operating expenses	2,435.4	2,408.6	1.1%

Operating income	648.7	686.5	(5.5)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	21.8	25.6	(14.8)%
Interest and dividend income	7.1	8.3	(14.5)%
Interest income of consolidated investment products	206.4	233.6	(11.6)%
Other gains/(losses) of consolidated investment products, net	(69.9)	(243.3)	(71.3)%
Interest expense	(39.6)	(47.5)	(16.6)%
Interest expense of consolidated investment products	(134.4)	(135.2)	(0.6)%
Other gains and losses, net	29.3	(5.8)	N/A
Income before income taxes	669.4	522.2	28.2%
Income tax provision	(210.1)	(210.1)	—%
Net income	459.3	312.1	47.2%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	59.1	215.3	(72.5)%
Net income attributable to common shareholders	$518.4	$527.4	(1.7)%

Earnings per share:
---basic	$1.14	$1.13	0.9%
---diluted	$1.14	$1.13	0.9%

Average shares outstanding:
---basic	453.1	464.9	(2.5)%
---diluted	454.6	466.8	(2.6)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2012

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$818.0	$10.8	$—	$—	$—	$11.1	$—	$839.9
Service and distribution fees	196.1	—	—	—	—	—	—	196.1
Performance fees	3.0	—	—	—	—	0.4	—	3.4
Other	24.3	0.1	—	—	—	—	—	24.4
Third-party distribution, service and advisory	—	(1.9)	(327.2)	—	—	—	—	(329.1)
Total operating revenues reconciled to net revenues	1,041.4	9.0	(327.2)	—	—	11.5	—	734.7

Operating expenses
Employee compensation	330.9	2.8	—	—	(4.7)	—	(1.3)	327.7
Third-party distribution, service and advisory	327.2	—	(327.2)	—	—	—	—	—
Marketing	26.4	0.7	—	—	—	—	(0.6)	26.5
Property, office and technology	69.1	0.9	—	—	—	—	(0.7)	69.3
General and administrative	68.8	1.0	—	(5.3)	—	(2.3)	(1.4)	60.8
Transaction and integration	3.0	—	—	(3.0)	—	—	—	—
Total operating expenses	825.4	5.4	(327.2)	(8.3)	(4.7)	(2.3)	(4.0)	484.3

Operating income reconciled to adjusted operating income	216.0	3.6	—	8.3	4.7	13.8	4.0	250.4

Other income/(expense)
Equity in earnings of unconsolidated affiliates	5.2	(4.1)	—	—	—	0.5	—	1.6
Interest and dividend income	2.5	0.5	—	—	(1.4)	3.4	—	5.0
Interest income of consolidated investment products	68.7	—	—	—	—	(68.7)	—	—
Other gains/(losses) of consolidated investment products, net	(25.2)	—	—	—	—	25.2	—	—
Interest expense	(12.6)	—	—	—	—	—	—	(12.6)
Interest expense of consolidated investment products	(41.9)	—	—	—	—	41.9	—	—
Other gains and losses, net	18.4	—	—	(8.3)	(9.7)	8.7	0.4	9.5
Income before income taxes	231.1	—	—	—	(6.4)	24.8	4.4	253.9
Income tax provision	(74.2)	—	—	7.6	1.9	—	(0.8)	(65.5)
Net income	156.9	—	—	7.6	(4.5)	24.8	3.6	188.4
Net (income)/loss attributable to noncontrolling interests in consolidated entities	13.7	—	—	—	—	(13.7)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$170.6	$—	$—	$7.6	($4.5)	$11.1	$3.6	$188.4

Operating margin	20.7%					Adjusted operating margin		34.1%

Average diluted shares outstanding	452.8					Average diluted shares outstanding		452.8

Diluted EPS	$0.38					Adjusted diluted EPS		$0.42

See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2012

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$780.6	$11.1	$—	$—	$—	$10.4	$—	$802.1
Service and distribution fees	187.1	—	—	—	—	—	—	187.1
Performance fees	15.4	—	—	—	—	0.1	—	15.5
Other	25.9	0.1	—	—	—	—	—	26.0
Third-party distribution, service and advisory	—	(2.0)	(316.6)	—	—	—	—	(318.6)
Total operating revenues reconciled to net revenues	1,009.0	9.2	(316.6)	—	—	10.5	—	712.1

Operating expenses
Employee compensation	304.6	2.9	—	—	0.2	—	(1.2)	306.5
Third-party distribution, service and advisory	316.6	—	(316.6)	—	—	—	—	—
Marketing	26.6	0.8	—	—	—	—	(0.6)	26.8
Property, office and technology	68.5	0.8	—	—	—	—	(1.5)	67.8
General and administrative	88.7	1.2	—	(10.7)	—	(14.7)	(2.5)	62.0
Transaction and integration	1.1	—	—	(1.1)	—	—	—	—
Total operating expenses	806.1	5.7	(316.6)	(11.8)	0.2	(14.7)	(5.8)	463.1

Operating income reconciled to adjusted operating income	202.9	3.5	—	11.8	(0.2)	25.2	5.8	249.0

Other income/(expense)
Equity in earnings of unconsolidated affiliates	6.9	(4.2)	—	—	—	2.8	—	5.5
Interest and dividend income	2.2	0.7	—	—	(1.2)	3.5	—	5.2
Interest income of consolidated investment products	68.7	—	—	—	—	(68.7)	—	—
Other gains/(losses) of consolidated investment products, net	77.2	—	—	—	—	(77.2)	—	—
Interest expense	(13.4)	—	—	—	—	—	—	(13.4)
Interest expense of consolidated investment products	(46.9)	—	—	—	—	46.9	—	—
Other gains and losses, net	(7.7)	—	—	—	5.0	—	1.0	(1.7)
Income before income taxes	289.9	—	—	11.8	3.6	(67.5)	6.8	244.6
Income tax provision	(62.3)	—	—	5.3	(1.2)	—	(1.7)	(59.9)
Net income	227.6	—	—	17.1	2.4	(67.5)	5.1	184.7
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(73.7)	—	—	—	—	73.7	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$153.9	$—	$—	$17.1	$2.4	$6.2	$5.1	$184.7

Operating margin	20.1%					Adjusted operating margin		35.0%

Average diluted shares outstanding	455.3					Average diluted shares outstanding		455.3

Diluted EPS	$0.34					Adjusted diluted EPS		$0.41

See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended September 30, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues
Investment management fees	$779.5	$12.7	$—	$—	$—	$11.9	$—	$804.1
Service and distribution fees	189.1	—	—	—	—	—	—	189.1
Performance fees	2.6	—	—	—	—	0.4	—	3.0
Other	26.6	0.1	—	—	—	—	—	26.7
Third-party distribution, service and advisory	—	(2.4)	(314.4)	—	—	—	—	(316.8)
Total operating revenues reconciled to net revenues	997.8	10.4	(314.4)	—	—	12.3	—	706.1

Operating expenses
Employee compensation	305.5	2.8	—	(5.0)	6.3	—	(3.3)	306.3
Third-party distribution, service and advisory	314.4	—	(314.4)	—	—	—	—	—
Marketing	13.1	0.9	—	—	—	—	10.4	24.4
Property, office and technology	62.7	0.8	—	—	—	—	(0.7)	62.8
General and administrative	69.6	1.2	—	(9.8)	—	(2.8)	(1.3)	56.9
Transaction and integration	4.7	—	—	(4.7)	—	—	—	—
Total operating expenses	770.0	5.7	(314.4)	(19.5)	6.3	(2.8)	5.1	450.4

Operating income reconciled to adjusted operating income	227.8	4.7	—	19.5	(6.3)	15.1	(5.1)	255.7

Other income/(expense)
Equity in earnings of unconsolidated affiliates	8.1	(5.2)	—	—	—	0.1	—	3.0
Interest and dividend income	3.8	0.5	—	—	(2.4)	2.6	—	4.5
Interest income of consolidated investment products	79.6	—	—	—	—	(79.6)	—	—
Other gains/(losses) of consolidated investment products, net	(93.1)	—	—	—	—	93.1	—	—
Interest expense	(15.3)	—	—	—	—	—	—	(15.3)
Interest expense of consolidated investment products	(48.7)	—	—	—	—	48.7	—	—
Other gains and losses, net	(19.7)	—	—	—	20.0	—	—	0.3
Income before income taxes	142.5	—	—	19.5	11.3	80.0	(5.1)	248.2
Income tax provision	(59.1)	—	—	3.1	(3.4)	—	3.5	(55.9)
Net income	83.4	—	—	22.6	7.9	80.0	(1.6)	192.3
Net (income)/loss attributable to noncontrolling interests in consolidated entities	83.5	—	—	—	—	(83.5)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$166.9	$—	$—	$22.6	$7.9	($3.5)	($1.6)	$192.3

Operating margin	22.8%				Adjusted operating margin			36.2%

Average diluted shares outstanding	461.0				Average diluted shares outstanding			461.0

Diluted EPS	$0.36				Adjusted diluted EPS			$0.42

See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheets Excluding Consolidated Investment Products
(a non-GAAP presentation, unaudited, in millions)

	September 30, 2012	December 31, 2011
ADJUSTED ASSETS
Adjusted current assets
Cash and cash equivalents	$880.1	$727.4
Unsettled fund receivables	596.0	444.4
Accounts receivable	411.5	434.6
Investments	398.4	283.7
Prepaid assets	55.8	51.2
Other current assets	81.7	139.2
Deferred tax asset, net	26.5	28.7
Assets held for policyholders	1,139.3	1,243.5
Total adjusted current assets	3,589.3	3,352.7

Adjusted non-current assets
Investments	299.5	293.4
Security deposit assets and receivables	30.1	81.2
Other non-current assets	17.2	17.9
Deferred sales commissions	46.0	40.5
Property and equipment, net	329.9	312.8
Intangible assets, net	1,295.8	1,322.8
Goodwill	7,039.9	6,907.9
Total adjusted non-current assets	9,058.4	8,976.5
Total adjusted assets	$12,647.7	$12,329.2

ADJUSTED LIABILITIES AND EQUITY
Adjusted current liabilities
Current maturities of total debt	$333.5	$215.1
Unsettled fund payables	598.2	439.6
Income taxes payable	64.4	59.6
Other current liabilities	727.9	861.1
Policyholder payables	1,139.3	1,243.5
Total adjusted current liabilities	2,863.3	2,818.9

Adjusted non-current liabilities
Long-term debt	951.6	1,069.6
Deferred tax liabilities, net	313.5	274.0
Security deposits payable	30.1	81.2
Other non-current liabilities	329.1	297.3
Total adjusted non-current liabilities	1,624.3	1,722.1
Total adjusted liabilities	4,487.6	4,541.0

Adjusted equity
Equity attributable to common shareholders
Common shares	98.1	98.1
Additional paid-in-capital	6,122.6	6,180.6
Treasury shares	(1,323.0)	(1,280.4)
Retained earnings	2,701.2	2,381.3
Accumulated other comprehensive income, net of tax	556.6	404.1
Total adjusted equity attributable to common shareholders	8,155.5	7,783.7
Adjusted equity attributable to noncontrolling interests in consolidated entities	4.6	4.5
Total adjusted equity	8,160.1	7,788.2
Total adjusted liabilities and equity	$12,647.7	$12,329.2

Invesco Ltd.
U.S. GAAP Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	September 30, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$880.1	$727.4
Cash and cash equivalents of consolidated investment products	552.7	382.3
Unsettled fund receivables	596.0	444.4
Accounts receivable	406.1	424.4
Accounts receivable of consolidated investment products	58.3	98.5
Investments	364.2	283.7
Prepaid assets	55.8	51.2
Other current assets	81.7	150.0
Deferred tax asset, net	26.5	28.7
Assets held for policyholders	1,139.3	1,243.5
Total current assets	4,160.7	3,834.1

Non-current assets
Investments	223.5	200.8
Investments of consolidated investment products	4,717.9	6,629.0
Security deposit assets and receivables	30.1	81.2
Other non-current assets	17.2	17.9
Deferred sales commissions	46.0	40.5
Property and equipment, net	329.9	312.8
Intangible assets, net	1,295.8	1,322.8
Goodwill	7,039.9	6,907.9
Total non-current assets	13,700.3	15,512.9
Total assets	$17,861.0	$19,347.0

LIABILITIES AND EQUITY
Current liabilities
Current maturities of total debt	$333.5	$215.1
Unsettled fund payables	598.2	439.6
Income taxes payable	64.4	59.6
Other current liabilities	719.1	841.5
Other current liabilities of consolidated investment products	329.8	175.1
Policyholder payables	1,139.3	1,243.5
Total current liabilities	3,184.3	2,974.4

Non-current liabilities
Long-term debt	951.6	1,069.6
Long-term debt of consolidated investment products	3,855.0	5,512.9
Deferred tax liabilities, net	313.5	274.0
Security deposits payable	30.1	81.2
Other non-current liabilities	329.1	297.3
Total non-current liabilities	5,479.3	7,235.0
Total liabilities	8,663.6	10,209.4

Equity
Equity attributable to common shareholders
Common shares	98.1	98.1
Additional paid-in-capital	6,122.6	6,180.6
Treasury shares	(1,323.0)	(1,280.4)
Retained earnings	2,720.1	2,413.2
Retained earnings appropriated for investors in consolidated investment products	159.1	334.3
Accumulated other comprehensive income, net of tax	538.2	373.3
Total equity attributable to common shareholders	8,315.1	8,119.1
Equity attributable to noncontrolling interests in consolidated entities	882.3	1,018.5
Total equity	9,197.4	9,137.6
Total liabilities and equity	$17,861.0	$19,347.0

Invesco Ltd.
Reconciliations of Condensed Consolidated Balance Sheets Excluding Consolidated Investment Products to U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	September 30, 2012			December 31, 2011
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Current assets
Cash and cash equivalents	$880.1	$—	$880.1	$727.4	$—	$727.4
Cash and cash equivalents of consolidated investment products	—	552.7	552.7	—	382.3	382.3
Unsettled fund receivables	596.0	—	596.0	444.4	—	444.4
Accounts receivable	411.5	(5.4)	406.1	434.6	(10.2)	424.4
Accounts receivable of consolidated investment products	—	58.3	58.3	—	98.5	98.5
Investments	398.4	(34.2)	364.2	283.7	—	283.7
Prepaid assets	55.8	—	55.8	51.2	—	51.2
Other current assets	81.7	—	81.7	139.2	10.8	150.0
Deferred tax asset, net	26.5	—	26.5	28.7	—	28.7
Assets held for policyholders	1,139.3	—	1,139.3	1,243.5	—	1,243.5
Total current assets	3,589.3	571.4	4,160.7	3,352.7	481.4	3,834.1

Non-current assets
Investments	299.5	(76.0)	223.5	293.4	(92.6)	200.8
Investments of consolidated investment products	—	4,717.9	4,717.9	—	6,629.0	6,629.0
Security deposit assets and receivables	30.1	—	30.1	81.2	—	81.2
Other non-current assets	17.2	—	17.2	17.9	—	17.9
Deferred sales commissions	46.0	—	46.0	40.5	—	40.5
Property and equipment, net	329.9	—	329.9	312.8	—	312.8
Intangible assets, net	1,295.8	—	1,295.8	1,322.8	—	1,322.8
Goodwill	7,039.9	—	7,039.9	6,907.9	—	6,907.9
Total non-current assets	9,058.4	4,641.9	13,700.3	8,976.5	6,536.4	15,512.9
Total assets	$12,647.7	$5,213.3	$17,861.0	$12,329.2	$7,017.8	$19,347.0

LIABILITIES AND EQUITY
Current liabilities
Current maturities of total debt	$333.5	$—	$333.5	$215.1	$—	$215.1
Unsettled fund payables	598.2	—	598.2	439.6	—	439.6
Income taxes payable	64.4	—	64.4	59.6	—	59.6
Other current liabilities	727.9	(8.8)	719.1	861.1	(19.6)	841.5
Other current liabilities of consolidated investment products	—	329.8	329.8	—	175.1	175.1
Policyholder payables	1,139.3	—	1,139.3	1,243.5	—	1,243.5
Total current liabilities	2,863.3	321.0	3,184.3	2,818.9	155.5	2,974.4

Non-current liabilities
Long-term debt	951.6	—	951.6	1,069.6	—	1,069.6
Long-term debt of consolidated investment products	—	3,855.0	3,855.0	—	5,512.9	5,512.9
Deferred tax liabilities, net	313.5	—	313.5	274.0	—	274.0
Security deposits payable	30.1	—	30.1	81.2	—	81.2
Other non-current liabilities	329.1	—	329.1	297.3	—	297.3
Total non-current liabilities	1,624.3	3,855.0	5,479.3	1,722.1	5,512.9	7,235.0
Total liabilities	4,487.6	4,176.0	8,663.6	4,541.0	5,668.4	10,209.4

Equity
Equity attributable to common shareholders
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,122.6	—	6,122.6	6,180.6	—	6,180.6
Treasury shares	(1,323.0)	—	(1,323.0)	(1,280.4)	—	(1,280.4)
Retained earnings	2,701.2	18.9	2,720.1	2,381.3	31.9	2,413.2
Retained earnings appropriated for investors in consolidated investment products	—	159.1	159.1	—	334.3	334.3
Accumulated other comprehensive income, net of tax	556.6	(18.4)	538.2	404.1	(30.8)	373.3
Total equity attributable to common shareholders	8,155.5	159.6	8,315.1	7,783.7	335.4	8,119.1
Equity attributable to noncontrolling interests in consolidated entities	4.6	877.7	882.3	4.5	1,014.0	1,018.5
Total equity	8,160.1	1,037.3	9,197.4	7,788.2	1,349.4	9,137.6
Total liabilities and equity	$12,647.7	$5,213.3	$17,861.0	$12,329.2	$7,017.8	$19,347.0

See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Statements of Cash Flow Excluding Consolidated Investment Products
(a non-GAAP presentation, unaudited, in millions)

	Nine months ended September 30,
	2012	2011
Adjusted operating activities
U.S. GAAP net income	$459.3	$312.1
Consolidated investment product net income	72.2	197.0
Net income adjusted to remove impact of CIP	531.5	509.1
Adjustments to reconcile net income to net cash provided by operating activities
Amortization and depreciation	72.5	95.3
Share-based compensation expense	102.9	86.0
Gains on disposals of property, equipment, and software, net	(0.5)	—
Purchase of trading investments	(7,573.2)	(8,120.7)
Proceeds from sale of trading investments	7,564.6	8,103.6
Other gains and losses, net	(38.0)	5.8
Tax benefit from share-based compensation	47.7	74.2
Excess tax benefits from share-based compensation	(13.7)	(15.8)
Equity in earnings of unconsolidated affiliates	(21.7)	(26.7)
Dividends from unconsolidated affiliates	14.7	20.1
Changes in operating assets and liabilities
Decrease/(increase) in receivables	128.1	22.3
(Decrease)/increase in payables	(209.4)	(235.9)
Adjusted net cash provided by/(used in) operating activities	605.5	517.3

Adjusted investing activities
Purchase of property and equipment	(68.4)	(60.6)
Disposal of property and equipment	0.6	12.6
Purchase of available-for-sale investments	(84.9)	(31.1)
Proceeds from available-for-sale investments	46.3	53.6
Purchase of other investments	(88.2)	(108.9)
Proceeds from sale of other investments	63.4	35.7
Returns of capital and distributions from equity method investments	20.9	31.7
Acquisitions of businesses	—	(14.9)
Acquisition earn out payments	(5.6)	(5.4)
Sale of management contracts	16.4	—
Adjusted net cash provided by/(used in) investing activities	(99.5)	(87.3)

Adjusted financing activities
Proceeds from exercises of share options	17.2	11.0
Purchases of treasury shares	(190.0)	(333.0)
Dividends paid	(211.5)	(165.0)
Excess tax benefits from share-based compensation	13.7	15.8
Net borrowings/(repayments) under credit facility	215.5	74.0
Repayments of senior notes	(215.1)	—
Acquisition of noncontrolling interest in consolidated investment products	—	(12.3)
Adjusted net cash (used in)/provided by financing activities	(370.2)	(409.5)
(Decrease)/increase in cash and cash equivalents	135.8	20.5
Foreign exchange movement on cash and cash equivalents	16.9	(4.0)
Cash and cash equivalents, beginning of period	727.4	740.5
Cash and cash equivalents, end of period	$880.1	$757.0

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Nine months ended September 30,
	2012	2011
Operating activities
Net income	$459.3	$312.1
Adjustments to reconcile net income to net cash provided by operating activities
Amortization and depreciation	72.5	95.3
Share-based compensation expense	102.9	86.0
Gains on disposals of property, equipment, and software, net	(0.5)	—
Purchase of trading investments	(7,573.2)	(8,120.7)
Proceeds from sale of trading investments	7,564.6	8,103.6
Other gains and losses, net	(29.3)	5.8
Losses/(gains) of consolidated investment products, net	69.9	243.3
Tax benefit from share-based compensation	47.7	74.2
Excess tax benefits from share-based compensation	(13.7)	(15.8)
Equity in earnings of unconsolidated affiliates	(21.8)	(25.6)
Dividends from unconsolidated affiliates	14.7	20.1
Changes in operating assets and liabilities
Decrease/(increase) in cash held by consolidated investment products	(296.0)	296.3
Decrease/(increase) in receivables	151.9	41.3
(Decrease)/increase in payables	(231.3)	(473.9)
Net cash provided by adjusted operating activities	317.7	642.0

Investing activities
Purchase of property and equipment	(68.4)	(60.6)
Disposal of property and equipment	0.6	12.6
Purchase of available-for-sale investments	(73.9)	(31.1)
Proceeds from available-for-sale investments	32.9	50.2
Purchase of investments by consolidated investment products	(2,338.9)	(2,594.2)
Proceeds from sale of investments by consolidated investment products	2,484.5	3,035.3
Purchase of other investments	(87.7)	(102.3)
Proceeds from sale of other investments	63.4	35.7
Returns of capital and distributions from equity method investments	12.2	28.5
Acquisitions of businesses	—	(14.9)
Acquisition earn out payments	(5.6)	(5.4)
Sale of management contracts	16.4	—
Net cash provided by/(used in) adjusted investing activities	35.5	353.8

Financing activities
Proceeds from exercises of share options	17.2	11.0
Purchases of treasury shares	(190.0)	(333.0)
Dividends paid	(211.5)	(165.0)
Excess tax benefits from share-based compensation	13.7	15.8
Capital invested into consolidated investment products	19.4	27.9
Capital distributed by consolidated investment products	(122.0)	(158.8)
Net borrowings/(repayments) of debt of consolidated investment products	255.4	(434.9)
Net borrowings/(repayments)/borrowings under credit facility	215.5	74.0
Repayments of senior notes	(215.1)	—
Acquisition of noncontrolling interest in consolidated investment products	—	(12.3)
Net cash used by adjusted financing activities	(217.4)	(975.3)
(Decrease)/increase in cash and cash equivalents	135.8	20.5
Foreign exchange movement on cash and cash equivalents	16.9	(4.0)
Cash and cash equivalents, beginning of period	727.4	740.5
Cash and cash equivalents, end of period	$880.1	$757.0

Invesco Ltd.
Reconciliations of Condensed Consolidated Statements of Cash Flows Excluding Consolidated Investment Products to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Nine months ended September 30, 2012			Nine months ended September 30, 2011
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities
Net income	$531.5	($72.2)	$459.3	$509.1	($197.0)	$312.1
Amortization and depreciation	72.5	—	72.5	95.3	—	95.3
Share-based compensation expense	102.9	—	102.9	86.0	—	86.0
Gains on disposals of property, equipment, and software, net	(0.5)	—	(0.5)	—	—	—
Purchase of trading investments	(7,573.2)	—	(7,573.2)	(8,120.7)	—	(8,120.7)
Proceeds from sale of trading investments	7,564.6	—	7,564.6	8,103.6	—	8,103.6
Other gains and losses, net	(38.0)	8.7	(29.3)	5.8	—	5.8
Losses/(gains) of consolidated investment products, net	—	69.9	69.9	—	243.3	243.3
Tax benefit from share-based compensation	47.7	—	47.7	74.2	—	74.2
Excess tax benefits from share-based compensation	(13.7)	—	(13.7)	(15.8)	—	(15.8)
Equity in earnings of unconsolidated affiliates	(21.7)	(0.1)	(21.8)	(26.7)	1.1	(25.6)
Dividends from unconsolidated affiliates	14.7	—	14.7	20.1	—	20.1
Changes in operating assets and liabilities
Decrease/(increase) in cash held by CIP	—	(296.0)	(296.0)	—	296.3	296.3
Decrease/(increase) in receivables	128.1	23.8	151.9	22.3	19.0	41.3
(Decrease)/increase in payables	(209.4)	(21.9)	(231.3)	(235.9)	(238.0)	(473.9)
Net cash provided by/(used in) adjusted operating activities	605.5	(287.8)	317.7	517.3	124.7	642.0

Investing activities
Purchase of property and equipment	(68.4)	—	(68.4)	(60.6)	—	(60.6)
Disposal of property and equipment	0.6	—	0.6	12.6	—	12.6
Purchase of available-for-sale investments	(84.9)	11.0	(73.9)	(31.1)	—	(31.1)
Proceeds from available-for-sale investments	46.3	(13.4)	32.9	53.6	(3.4)	50.2
Purchase of investments by CIP	—	(2,338.9)	(2,338.9)	—	(2,594.2)	(2,594.2)
Proceeds from sale of investments by CIP	—	2,484.5	2,484.5	—	3,035.3	3,035.3
Purchase of other investments	(88.2)	0.5	(87.7)	(108.9)	6.6	(102.3)
Proceeds from sale of other investments	63.4	—	63.4	35.7	—	35.7
Returns of capital and distributions from equity method investments	20.9	(8.7)	12.2	31.7	(3.2)	28.5
Acquisitions of businesses	—	—	—	(14.9)	—	(14.9)
Acquisition earn-out payments	(5.6)	—	(5.6)	(5.4)	—	(5.4)
Sale of management contracts	16.4	—	16.4	—	—	—
Net cash provided by/(used in) adjusted investing activities	(99.5)	135.0	35.5	(87.3)	441.1	353.8

Financing activities
Proceeds from exercises of share options	17.2	—	17.2	11.0	—	11.0
Purchases of treasury shares	(190.0)	—	(190.0)	(333.0)	—	(333.0)
Dividends paid	(211.5)	—	(211.5)	(165.0)	—	(165.0)
Excess tax benefits from share-based compensation	13.7	—	13.7	15.8	—	15.8
Capital invested into CIP	—	19.4	19.4	—	27.9	27.9
Capital distributed by CIP	—	(122.0)	(122.0)	—	(158.8)	(158.8)
Net borrowings/(repayments) of debt of CIP	—	255.4	255.4	—	(434.9)	(434.9)
Net borrowings/(repayments) under credit facility	215.5	—	215.5	74.0	—	74.0
Repayments of senior notes	(215.1)	—	(215.1)	—	—	—
Acquisition of noncontrolling interest in CIP	—	—	—	(12.3)	—	(12.3)
Net cash (used in)/provided by adjusted financing activities	(370.2)	152.8	(217.4)	(409.5)	(565.8)	(975.3)
(Decrease)/increase in cash and cash equivalents	135.8	—	135.8	20.5	—	20.5
Foreign exchange movement on cash and cash equivalents	16.9	—	16.9	(4.0)	—	(4.0)
Cash and cash equivalents, beginning of period	727.4	—	727.4	740.5	—	740.5
Cash and cash equivalents, end of period	$880.1	$—	$880.1	$757.0	$—	$757.0

See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Notes

Notes 1 through 8 relate to the income statement reconciliations presented on pages 10 through 12. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the Form 10-K for the year ended December 31, 2011.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 15 and 18, respectively.

Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition/disposition related adjustments

Acquisition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, intangible asset amortization (including any increased amortization related to the write-off of related management contract intangible assets), changes in estimates of acquisition earn-out liabilities booked from prior acquisitions, and all related tax effects.

Included in other gains and losses, net in the third quarter of 2012 is a gain of $8.3 million related to the sale of the management contracts for certain European CLOs. To aid comparability of our results period to period, and aid comparability with peer companies that may not have similar disposition-related gains, this gain and the associated taxation have been excluded in arriving at the company's non-GAAP results.

Adjustment related to acquisition and disposition amounts are as follows:

in millions	Q3-12	Q2-12	Q3-11
Transaction and integration	$3.0	$1.1	$4.7
Taxation on transaction and integration	(1.1)	(0.4)	(1.8)
Intangible amortization	5.3	10.9	14.2
Taxation on amortization	(0.4)	(0.8)	(1.1)
Prepaid compensation amortization	—	—	5.0
Deferred taxation	6.6	6.5	6.0
Change in contingent consideration estimates	—	(0.2)	(4.4)
Gain on sale of CLO management contracts	(8.3)	—	—
Taxation on gain on sale of CLO management contracts	2.5	—	—
	$7.6	$17.1	$22.6

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, which are all closely linked to the revenue earned by Invesco from AUM but vary extensively by geography due to differences in distribution channels.  The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China.  Enhancing operations in China is one effort that the company believes could improve its competitive position over time.  U.S. GAAP requires classification of the pre-tax joint venture income as equity in earnings of unconsolidated affiliates.  The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of investment products, were $11.5 million in the third quarter (second quarter 2012: $10.5 million; third quarter 2011: $12.3 million). By deconsolidating these products in the non-GAAP information, the management and performance fees are added back into net revenues. Similarly, the consolidated investment products' operating expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in a decrease of $11.1 million in net income attributable to common shareholders in the third quarter U.S. GAAP earnings (second quarter 2012: $6.2 million decrease; third quarter 2011: $3.5 million increase). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $4.7 million in the third quarter (second quarter 2012: $0.2 million depreciation; third quarter 2011: $6.3 million depreciation) with an investment gain, inclusive of interest and dividend income, of $11.1 million in the third quarter (second quarter 2012: $3.8 million loss; third quarter 2011: $17.6 million loss) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable taxation charge of $1.9 million in the third quarter (second quarter 2012: $1.2 million credit; third quarter 2011: $3.4 million credit), result in a net income deduction of $4.5 million for the third quarter (second quarter 2012: $2.4 million addition; third quarter 2011: $7.9 million addition).

6.	Other reconciling items

•
European infrastructure transformational initiative: As announced in 2011, the company is outsourcing its European transfer agency and is making certain structural changes to product and distribution platforms. Expenses incurred related to the European infrastructure activities are excluded in arriving at the non-GAAP financial information. For the third quarter 2012, this adjustment includes $1.3 million in compensation expenses, primarily due to severance costs (second quarter 2012: $1.2 million; third quarter 2011: $3.3 million); $1.4 million in general and administrative costs, primarily related to professional contractor services and mutual fund costs (second quarter 2012: $2.5 million; third quarter 2011: $1.3 million); $0.6 million in marketing costs (second quarter 2012: $0.6 million; third quarter 2011: none); and $0.7 million of property, office and technology costs (second quarter 2012: $1.5 million; third quarter 2011: $0.7 million). The company's income tax provision included tax benefits of $0.7 million in the third quarter 2012 relating to this charge (second quarter 2012: $1.5 million; third quarter 2011: $0.5 million).

•
Included within other gains and losses, net is a loss of $0.4 million related to the mark-to-market of four foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the pound sterling/U.S dollar foreign exchange rate (second quarter 2012: $1.0 million).  The cost to the company of these contracts was $2.5 million at their inception date, which represents the company's maximum exposure to loss from the contracts over the 12-month cumulative contract period, and contract maturity ranges from September 25, 2012 to June 25, 2013.  The adjustment from U.S. GAAP to non-GAAP earnings removes the impact of market volatility; therefore, the company's non-GAAP results include only the amortization of the cost of the contracts during the contract period. The company's income tax provision included tax benefits of $0.1 million in the third quarter 2012 relating to this loss (second quarter: $0.2 million).

•
Included within marketing expenses in the third quarter 2011 is a credit of $10.4 million related to the termination of naming rights to the Denver Broncos stadium that occurred during the third quarter. The company's income tax provision included a taxation charge of $4.0 million in the third quarter 2011 relating to the credit. Due to the unique character and magnitude of this credit, its impact has been excluded in calculating the non-GAAP financial measures. Due to the unique character and magnitude of these items, their impact has been excluded in calculating the non-GAAP financial measures.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to common shareholders divided by the weighted average number of shares outstanding.

9.	Balance sheets and cash flow statements excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of investment products, including the adoption of guidance now encompassed in ASC Topic 810 on January 1, 2010. The majority of the company's consolidated investment products balances were CLO-related as of September 30, 2012 and December 31, 2011. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by consolidated investment products is not available for general use by Invesco, nor is Invesco cash available for general use by its consolidated investment products.

By deconsolidating the consolidated investment products in the condensed consolidated balance sheets excluding consolidated investment products, the assets, liabilities and equity of the consolidated investment products are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated statements of cash flows excluding consolidated investment products present the cash flows of the company separately and before consolidation of investment products, as the cash flows of consolidated investment products do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q3-12	Q2-12	% Change	Q3-11
Beginning Assets	$646.6	$672.8	(3.9)%	$653.7
Long-term inflows	42.3	37.1	14.0%	45.9
Long-term outflows	(32.9)	(42.0)	(21.7)%	(42.6)
Long-term net flows	9.4	(4.9)	N/A	3.3
Net flows in institutional money market funds	2.3	(3.4)	N/A	(1.1)
Market gains and losses/reinvestment	22.1	(15.5)	N/A	(52.2)
Acquisitions/dispositions, net	(1.7)	—	N/A	—
Foreign currency translation	4.3	(2.4)	N/A	(5.3)
Ending Assets	$683.0	$646.6	5.6%	$598.4

Average long-term AUM	$599.8	$583.1	2.9%	$564.3
Average institutional money market AUM	68.1	68.1	—%	68.4
Average AUM	$667.9	$651.2	2.6%	$632.7
Gross revenue yield on AUM(a)	62.6bps	62.3bps		63.4bps
Gross revenue yield on AUM before performance fees(a)	62.5bps	61.3bps		63.2bps
Net revenue yield on AUM(b)	44.0bps	43.7bps		44.6bps
Net revenue yield on AUM before performance fees(b)	43.8bps	42.8bps		44.5bps

(in billions)	Total AUM	Active(e)	Passive(e)
June 30, 2012	$646.6	$539.0	$107.6
Long-term inflows	42.3	26.3	16.0
Long-term outflows	(32.9)	(22.7)	(10.2)
Long-term net flows	9.4	3.6	5.8
Net flows in institutional money market funds	2.3	2.3	—
Market gains and losses/reinvestment	22.1	17.7	4.4
Acquisitions/dispositions, net	(1.7)	(1.7)	—
Foreign currency translation	4.3	4.2	0.1
September 30, 2012	$683.0	$565.1	$117.9

Average AUM	$667.9	$554.3	$113.6
Gross revenue yield on AUM(a)	62.6bps	73.6bps	9.5bps
Net revenue yield on AUM(b)	44.0bps	51.1bps	9.5bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
June 30, 2012	$646.6	$396.7	$231	$18.9
Long-term inflows	42.3	33.2	8.1	1.0
Long-term outflows	(32.9)	(26.9)	(5.2)	(0.8)
Long-term net flows	9.4	6.3	2.9	0.2
Net flows in institutional money market funds	2.3	—	2.3	—
Market gains and losses/reinvestment	22.1	16.9	4.7	0.5
Acquisitions/dispositions, net	(1.7)	—	(1.7)	—
Foreign currency translation	4.3	3.5	0.8	—
September 30, 2012	$683.0	$423.4	$240.0	$19.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
June 30, 2012	$646.6	$283.8	$155.6	$51.5	$71.0	$84.7
Long-term inflows	42.3	19.9	11.7	5.7	0.7	4.3
Long-term outflows	(32.9)	(20.7)	(4.5)	(2.0)	(0.9)	(4.8)
Long-term net flows	9.4	(0.8)	7.2	3.7	(0.2)	(0.5)
Net flows in institutional money market funds	2.3	—	—	—	2.3	—
Market gains and losses/reinvestment	22.1	14.8	3.6	2.1	0.1	1.5
Acquisitions/dispositions, net	(1.7)	—	—	—	—	(1.7)
Foreign currency translation	4.3	2.8	0.6	0.6	—	0.3
September 30, 2012	$683.0	$300.6	$167.0	$57.9	$73.2	$84.3

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2012	$646.6	$447.3	$23.5	$92.8	$34.4	$48.6
Long-term inflows	42.3	30.9	0.8	3.4	4.6	2.6
Long-term outflows	(32.9)	(20.9)	(1.1)	(3.7)	(3.0)	(4.2)
Long-term net flows	9.4	10.0	(0.3)	(0.3)	1.6	(1.6)
Net flows in institutional money market funds	2.3	2.4	0.1	(0.1)	(0.1)	—
Market gains and losses/reinvestment	22.1	14.8	0.8	4.5	1.3	0.7
Acquisitions/dispositions, net	(1.7)	—	—	—	(1.7)	—
Foreign currency translation	4.3	—	0.9	2.7	0.1	0.6
September 30, 2012	$683.0	$474.5	$25.0	$99.6	$35.6	$48.3

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	September 30, 2012	September 30, 2011	% Change
Beginning Assets	$625.3	$616.5	1.4%
Long-term inflows	122.3	136.5	(10.4)%
Long-term outflows	(110.8)	(122.9)	(9.8)%
Long-term net flows	11.5	13.6	(15.4)%
Net flows in institutional money market funds	—	5.0	N/A
Market gains and losses/reinvestment	43.9	(36.1)	N/A
Acquisitions/dispositions, net	(1.7)	—	N/A
Foreign currency translation	4.0	(0.6)	N/A
Ending Assets	$683.0	$598.4	14.1%

Average long-term AUM	$590.3	$570.6	3.5%
Average institutional money market AUM	68.8	67.9	1.3%
Average AUM	$659.1	$638.5	3.2%
Gross revenue yield on AUM(a)	62.7bps	65.0bps
Gross revenue yield on AUM before performance fees(a)	61.9bps	64.7bps
Net revenue yield on AUM(b)	44.2bps	45.6bps
Net revenue yield on AUM before performance fees(b)	43.4bps	45.3bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2011	$625.3	$529.0	$96.3
Long-term inflows	122.3	77.5	44.8
Long-term outflows	(110.8)	(78)	(32.8)
Long-term net flows	11.5	(0.5)	12.0
Net flows in institutional money market funds	—	—	—
Market gains and losses/reinvestment	43.9	34.3	9.6
Acquisitions/dispositions, net	(1.7)	(1.7)	—
Foreign currency translation	4.0	4.0	—
September 30, 2012	$683.0	$565.1	$117.9

Average AUM	$659.1	$550.0	$109.1
Gross revenue yield on AUM(a)	62.7bps	73.4bps	9.1bps
Net revenue yield on AUM(b)	44.2bps	51.1bps	9.1bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2011	$625.3	$373.9	$233.5	$17.9
Long-term inflows	122.3	98.9	20.5	2.9
Long-term outflows	(110.8)	(88.1)	(20.8)	(1.9)
Long-term net flows	11.5	10.8	(0.3)	1.0
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	43.9	34.7	8.5	0.7
Acquisitions/dispositions, net	(1.7)	—	(1.7)	—
Foreign currency translation	4.0	4.0	—	—
September 30, 2012	$683.0	$423.4	$240.0	$19.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2011	$625.3	$271.0	$149.0	$44.6	$74.0	$86.7
Long-term inflows	122.3	62.1	29.4	15.2	2.1	13.5
Long-term outflows	(110.8)	(65.7)	(19.7)	(6.1)	(2.7)	(16.6)
Long-term net flows	11.5	(3.6)	9.7	9.1	(0.6)	(3.1)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	43.9	30.4	7.7	3.5	(0.2)	2.5
Acquisitions/dispositions, net	(1.7)	—	—	—	—	(1.7)
Foreign currency translation	4.0	2.8	0.6	0.7	—	(0.1)
September 30, 2012	$683.0	$300.6	$167.0	$57.9	$73.2	$84.3

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2011	$625.3	$430.0	$23.4	$89.8	$32.0	$50.1
Long-term inflows	122.3	85.8	2.5	10.1	14.8	9.1
Long-term outflows	(110.8)	(72.1)	(3.7)	(11.8)	(11.0)	(12.2)
Long-term net flows	11.5	13.7	(1.2)	(1.7)	3.8	(3.1)
Net flows in institutional money market funds	—	0.2	0.2	—	—	(0.4)
Market gains and losses/reinvestment	43.9	30.6	1.7	8.5	1.4	1.7
Acquisitions/dispositions, net	(1.7)	—	—	—	(1.7)	—
Foreign currency translation	4.0	—	0.9	3.0	0.1	—
September 30, 2012	$683.0	$474.5	$25.0	$99.6	$35.6	$48.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive

(in billions)	Q3-12	Q2-12	% Change	Q3-11
Beginning Assets	$107.6	$112.6	(4.4)%	$91.8
Long-term inflows	16.0	12.5	28.0%	18.1
Long-term outflows	(10.2)	(14.2)	(28.2)%	(15.4)
Long-term net flows	5.8	(1.7)	N/A	2.7
Net flows in institutional money market funds	—	—	N/A	—
Market gains and losses/reinvestment	4.4	(3.4)	N/A	(7.0)
Foreign currency translation	0.1	0.1	—%	(0.1)
Ending Assets	$117.9	$107.6	9.6%	$87.4

Average long-term AUM	113.6	108.3	4.9%	91.4
Average institutional money market AUM	—	—	N/A	—
Average AUM	$113.6	$108.3	4.9%	$91.4
Gross revenue yield on AUM(a)	9.5bps	8.7bps		10.4bps
Gross revenue yield on AUM before performance fees(a)	9.5bps	8.7bps		10.4bps
Net revenue yield on AUM(b)	9.5bps	8.7bps		10.4bps
Net revenue yield on AUM before performance fees(b)	9.5bps	8.7bps		10.4bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
June 30, 2012	$107.6	$86.9	$20.7	$—
Long-term inflows	16.0	13.5	2.5	—
Long-term outflows	(10.2)	(10.1)	(0.1)	—
Long-term net flows	5.8	3.4	2.4	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	4.4	4.4	—	—
Foreign currency translation	0.1	—	0.1	—
September 30, 2012	$117.9	$94.7	$23.2	$—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
June 30, 2012	$107.6	$54.6	$33.9	$—	$—	$19.1
Long-term inflows	16.0	10.6	3.9	—	—	1.5
Long-term outflows	(10.2)	(9.0)	(0.5)	—	—	(0.7)
Long-term net flows	5.8	1.6	3.4	—	—	0.8
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	4.4	3.0	0.3	—	—	1.1
Foreign currency translation	0.1	—	—	—	—	0.1
September 30, 2012	$117.9	$59.2	$37.6	$—	$—	$21.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
June 30, 2012	$107.6	$100.7	$—	$—	$1.4	$5.5
Long-term inflows	16.0	15.7	—	—	—	0.3
Long-term outflows	(10.2)	(9.9)	—	—	(0.2)	(0.1)
Long-term net flows	5.8	5.8	—	—	(0.2)	0.2
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	4.4	4.3	—	—	0.1	—
Foreign currency translation	0.1	—	—	—	—	0.1
September 30, 2012	$117.9	$110.8	$—	$—	$1.3	$5.8

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive

(in billions)	September 30, 2012	September 30, 2011	% Change
Beginning Assets	$96.3	$80.8	19.2%
Long-term inflows	44.8	51.8	(13.5)%
Long-term outflows	(32.8)	(40.1)	(18.2)%
Long-term net flows	12.0	11.7	2.6%
Net flows in institutional money market funds	—	—	N/A
Market gains and losses/reinvestment	9.6	(5.1)	N/A
Foreign currency translation	—	—	N/A
Ending Assets	$117.9	$87.4	34.9%

Average long-term AUM	109.1	90.5	20.6%
Average institutional money market AUM	—	—	N/A
Average AUM	$109.1	$90.5	20.6%
Gross revenue yield on AUM(a)	9.1bps	10.9bps
Gross revenue yield on AUM before performance fees(a)	9.1bps	10.9bps
Net revenue yield on AUM(b)	9.1bps	10.9bps
Net revenue yield on AUM before performance fees(b)	9.1bps	10.9bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2011	$96.3	$76.9	$19.4	$—
Long-term inflows	44.8	40.2	4.6	—
Long-term outflows	(32.8)	(31.9)	(0.9)	—
Long-term net flows	12.0	8.3	3.7	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	9.6	9.5	0.1	—
Foreign currency translation	—	—	—	—
September 30, 2012	$117.9	$94.7	$23.2	$—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2011	$96.3	$45.6	$30.0	$—	$—	$20.7
Long-term inflows	44.8	32.2	8.7	—	—	3.9
Long-term outflows	(32.8)	(26.7)	(1.7)	—	—	(4.4)
Long-term net flows	12.0	5.5	7.0	—	—	(0.5)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	9.6	8.1	0.6	—	—	0.9
Foreign currency translation	—	—	—	—	—	—
September 30, 2012	$117.9	$59.2	$37.6	$—	$—	$21.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2011	$96.3	$89.6	$—	$—	$1.3	$5.4
Long-term inflows	44.8	44.2	—	—	0.2	0.4
Long-term outflows	(32.8)	(32.3)	—	—	(0.4)	(0.1)
Long-term net flows	12.0	11.9	—	—	(0.2)	0.3
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	9.6	9.3	—	—	0.2	0.1
Foreign currency translation	—	—	—	—	—	—
September 30, 2012	$117.9	$110.8	$—	$—	$1.3	$5.8

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the third quarter for our JVs in China was $2.9 billion (second quarter 2012: $3.1 billion; third quarter 2011: $3.3 billion). For year to date AUM, our share of the average AUM in the nine months of 2012 for our JVs in China was $3.0 billion (nine months of 2011: $3.4 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 10 through 12 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 10 through 12 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, Asian direct real estate, commodities, currencies, European direct real estate, financial structures, Global REITS, private capital - direct, private capital - fund of funds, Risk Premia Capture, U.S.direct real estate, and U.S. REITS.
(d)    Ending Money Market AUM includes $69.3 billion in institutional money market AUM and $3.9 billion in retail money market AUM.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage, foreign exchange overlays and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	15%	29%	94%	37%	40%	80%
	U.S. Growth	8%	28%	22%	8%	3%	60%
	U.S. Value	15%	55%	99%	59%	73%	96%
	Sector	60%	59%	66%	22%	36%	48%
	U.K.	86%	100%	97%	8%	98%	95%
	Canadian	74%	51%	54%	71%	51%	51%
	Asian	28%	44%	46%	22%	32%	31%
	Continental European	48%	70%	93%	37%	57%	56%
	Global	37%	88%	67%	51%	89%	44%
	Global Ex U.S. and Emerging Markets	84%	83%	96%	82%	83%	86%
Other
	Alternatives	50%	57%	68%	65%	51%	14%
	Balanced	52%	53%	95%	98%	36%	78%
Fixed Income
	Money Market	63%	35%	75%	96%	96%	94%
	U.S. Fixed Income	84%	62%	75%	73%	82%	79%
	Global Fixed Income	84%	62%	75%	93%	39%	83%
	Stable Value	100%	100%	100%	100%	100%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 59%, 58%, and 55% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 70%, 69%, and 65% of total Invesco AUM, respectively, as of 9/30/2012. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary direct real estate, unit investment trusts and CLOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.